                                                                    Exhibit 99.3

                                 [DRAFT 2/5/99]

                     FIRST FEDERAL SAVINGS BANK OF SIOUXLAND

                  PROPOSED LETTERS/QUESTION & ANSWER BROCHURES


                                      INDEX


 1.   Dear Member Letter including IRA or Qualified Plan *

 2.   Dear Member Letter for Non Eligible States

 3.   Dear Friend Letter - Eligible Account Holders who are no longer Members *

 4.   Dear Potential Investor Letter *

 5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 6.   Proxy Request

 7.   Proxy and Stock Question & Answer Brochure *

 8.   Stockholder Question & Answer Brochure *

 9.   Mailing Insert/Lobby Poster

 9.   Invitation Letter - Informational Meetings

10. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

11.   Dear Charter Shareholder - Confirmation Letter

12.   Dear Interested Investor - No Shares Available Letter

13.   Welcome Shareholder Letter - For Initial Certificate Mailing

14.   Dear Interested Subscriber Letter - Subscription Rejection

15.   Letter for Sandler O'Neill Mailing to Clients *

      *       Accompanied by a Prospectus

      Note: Items 1 through 9 are produced by the Financial Printer and Items 10 through 15 are produced by the Conversion Center.

                       [ FIRST FEDERAL BANKSHARES, INC. ]

Dear Member:

The Boards of Directors of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. have voted unanimously in favor of a Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") whereby First Federal Bankshares, M.H.C. will convert from a federally chartered mutual holding company to a stock corporation to be named First Federal Bankshares, Inc. Pursuant to this Plan, First Federal Bankshares, Inc. will own all of the common stock held by the First Federal Savings Bank of Siouxland (which is to be renamed First Federal Bank). We are converting so that the First Federal Savings Bank of Siouxland will be structured in the form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow First Federal Savings Bank of Siouxland to become stronger.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than First Federal Bankshares, M.H.C.) of First Federal Savings Bank of Siouxland will be exchanged for shares of common stock of First Federal Bankshares, Inc. In addition, shares of common stock of First Federal Bankshares, Inc. will be offered to certain depositors and borrowers of First Federal Savings Bank of Siouxland and members of the general public.

TO ACCOMPLISH THE CONVERSION AND REORGANIZATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the Plan and mailing your signed proxy card immediately in the enclosed _______ postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other qualified plan account for which First Federal Savings Bank of Siouxland acts as trustee and we do not receive a proxy from you, First Federal Savings Bank of Siouxland, as trustee for such account, intends to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

        o Deposit accounts will continue to be federally insured to the same extent permitted by law.
        o       Existing deposit accounts and loans will not undergo any change.
        o Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of First Federal Bankshares, Inc's common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describes the stock offering and the operations of First Federal Savings Bank of Siouxland. If you wish to purchase stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Federal Savings Bank of Siouxland) to First Federal Savings Bank of Siouxland in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of First Federal Savings Bank of Siouxland. Your order must be physically received by First Federal Savings Bank of Siouxland no later than 12:00 noon Central time on ___, _____ X, 1999. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you wish to use funds in your IRA or qualified plan at First Federal Savings Bank of Siouxland to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than First Federal Savings Bank of Siouxland. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for First Federal Savings Bank of Siouxland holidays.


                                       Sincerely,

                                       Barry E. Backhaus
                                       President, Chief Executive Officer and
                                       Chairman of the Board

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                       [ FIRST FEDERAL BANKSHARES, INC. ]

Dear Member:

The Boards of Directors of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. have voted unanimously in favor of a Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") whereby First Federal Bankshares, M.H.C. will convert from a federally chartered mutual holding company to a stock corporation to be named First Federal Bankshares, Inc. Pursuant to this Plan, First Federal Bankshares, Inc. will own all of the common stock held by First Federal Savings Bank of Siouxland (which is to be renamed First Federal Bank). We are converting so that First Federal Savings Bank of Siouxland will be structured in the form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow First Federal Savings Bank of Siouxland to become stronger.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than First Federal Bankshares, M.H.C.) of First Federal Savings Bank of Siouxland will be exchanged for shares of common stock of First Federal Bankshares, Inc. In addition, shares of common stock of First Federal Bankshares, Inc. will be offered to certain depositors and borrowers of First Federal Savings Bank of Siouxland and members of the general public.

TO ACCOMPLISH THE CONVERSION AND REORGANIZATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the Plan and mailing your signed proxy card immediately in the enclosed _______ postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other qualified plan account for which First Federal Savings Bank of Siouxland acts as trustee and we do not receive a proxy from you, First Federal Savings Bank of Siouxland, as trustee for such account, intends to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

        o Deposit accounts will continue to be federally insured to the same extent permitted by law.
        o       Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering and community offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of First Federal Bankshares, Inc., or (2) an agent of First Federal Savings Bank of Siouxland to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.


If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for First Federal Savings Bank of Siouxland holidays.

                                         Sincerely,


                                         Barry E. Backhaus
                                         President, Chief Executive Officer and
                                         Chairman of the Board



THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                       [ FIRST FEDERAL BANKSHARES, INC. ]


Dear Friend:

The Boards of Directors of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. have voted unanimously in favor of a Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") whereby First Federal Bankshares, M.H.C. will convert from a federally chartered mutual holding company to a stock corporation to be named First Federal Bankshares, Inc. Pursuant to this Plan, First Federal Bankshares, Inc. will own all of the common stock held by First Federal Savings Bank of Siouxland (which is to be renamed First Federal Bank). We are converting so that First Federal Savings Bank of Siouxland will be structured in the form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow First Federal Savings Bank of Siouxland to become stronger. We are also converting to raise capital to fund the acquisition of Mid-Iowa Financial Corp. The conversion and reorganization will in no way affect the insurance of deposit accounts or the services offered by First Federal Savings Bank of Siouxland.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than First Federal Bankshares, M.H.C.) of First Federal Savings Bank of Siouxland will be exchanged for shares of common stock of First Federal Bankshares, Inc. In addition, shares of common stock of First Federal Bankshares, Inc. will be offered to certain depositors and borrowers of First Federal Savings Bank of Siouxland and members of the general public.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of First Federal Bankshares, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of First Federal Savings Bank of Siouxland. If you wish to purchase stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Federal Savings Bank of Siouxland) to First Federal Savings Bank of Siouxland in the enclosed postage-paid envelope, or return it to any branch office of First Federal Savings Bank of Siouxland. Your order must be physically received by the Bank no later than 12:00 noon Central time on ___, ______ X, 1999. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX- XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for First Federal Savings Bank of Siouxland holidays.

                                        Sincerely,


                                        Barry E. Backhaus
                                        President, Chief Executive Officer and
                                        Chairman of the Board



THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                       [ FIRST FEDERAL BANKSHARES, INC. ]


Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion and reorganization of First Federal Savings Bank of Siouxland (which is to be renamed First Federal Bank) and First Federal Bankshares, M.H.C., the mutual holding company of First Federal, into the stock holding company structure.

This information packet includes the following:

       PROSPECTUS: This document provides detailed information about First Federal Savings Bank of Siouxland's operations, the proposed stock offering by First Federal Bankshares, Inc., a holding company formed by First Federal Savings Bank of Siouxland to become First Federal Savings Bank of Siouxland's parent company upon completion of the conversion and reorganization. Please read it carefully prior to making an investment decision.

       QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering.

       STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for stock and return it together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) in the enclosed postage-paid envelope. Your order must be physically received by First Federal Savings Bank of Siouxland no later than 12:00 noon, Central time on _____, _____X, 1999.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the conversion or the prospectus, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for First Federal Savings Bank of Siouxland holidays.

                                    Sincerely,


                                    Barry E. Backhaus
                                    President, Chief Executive Officer and
                                    Chairman of the Board




THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                 [ SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD ]



Dear Customer of First Federal Savings Bank of Siouxland:

At the request of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C., we have enclosed material regarding the offering of common stock by First Federal Bankshares, Inc., the company formed by First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. to become First Federal Savings Bank of Siouxland's parent company. This material is offered in connection with the conversion and reorganization of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. and includes a prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of First Federal Bankshares, Inc.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Federal Savings Bank of Siouxland), no later than 12:00 noon, Central time on ___, ______ X, 1999 in the accompanying YELLOW postage-paid envelope marked "STOCK ORDER RETURN". If you have any questions after reading the enclosed material, please call the Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative. Please note that the Conversion Center will be closed for First Federal Savings Bank of Siouxland holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                        Sincerely,

                                        Sandler O'Neill & Partners, L.P.


THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Enclosure

                         LOGO:FIRST FEDERAL SAVINGS BANK
                                  OF SIOUXLAND

                         -------------------------------
                               WE NEED YOUR VOTE!
                         -------------------------------


DEAR CUSTOMER OF FIRST FEDERAL SAVINGS BANK OF SIOUXLAND:

YOUR VOTE ON OUR PLAN OF CONVERSION AND REORGANIZATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND
MAIL THE ENCLOSED PROXY TODAY.   IF YOU HAVE MORE THAN ONE ACCOUNT
YOU MAY RECEIVE MORE THAN ONE PROXY.


              REMEMBER: VOTING DOES NOT OBLIGATE YOU TO BUY STOCK. THE BOARD OF DIRECTORS OF FIRST FEDERAL SAVINGS BANK OF SIOUXLAND HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND REORGANIZATION AND URGES YOU TO
              VOTE IN FAVOR OF THE PLAN. YOUR FIRST FEDERAL DEPOSIT ACCOUNTS OR LOANS WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM.  IF YOU
HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX-
XXXX.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.


                                               SINCERELY,

                                               FIRST FEDERAL SAVINGS
                                               BANK OF SIOUXLAND

                            QUESTIONS
                            & ANSWERS





                            About the
                           Conversion
                                &
                         Reorganization


                             [logo]

                                      7-1

                          QUESTIONS AND
                             ANSWERS


                           BACKGROUND

In July 1992, First Federal Savings Bank of Siouxland reorganized into a federally chartered mutual holding company structure, sold 46.4% of its stock to the public and issued the remaining 53.6% of its stock to First Federal Bankshares, M.H.C.


                      ABOUT THE CONVERSION
                        AND REORGANIZATION

The Boards of Directors of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. have voted unanimously in favor of a Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") whereby First Federal Bankshares, M.H.C. will convert to a stock corporation and will merge into First Federal Savings Bank of Siouxland. Pursuant to this Plan, First Federal Savings Bank of Siouxland will become the wholly owned subsidiary of a newly formed holding company, First Federal Bankshares, Inc., a Delaware corporation which will own all of the common stock issued by First Federal Savings Bank of Siouxland (which is to be renamed First Federal Bank). As part of the conversion and reorganization, First Federal Bankshares, Inc. will be offering its common stock for sale. As a result of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than First Federal Bankshares, M.H.C.) of First Federal Savings Bank of Siouxland will be exchanged for shares of common stock of First Federal Bankshares, Inc. The public shareholders will be mailed instructions for exchanging their shares after the consummation of the conversion and reorganization.

It is necessary for First Federal Bankshares, M.H.C. to receive a majority of the outstanding votes in favor of the conversion and reorganization, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed_______ postage-paid envelope marked "PROXY RETURN". YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE CONVERSION AND REORGANIZATION AND RETURN YOUR PROXY TODAY.



                                       7-2

                    EFFECT OF THE CONVERSION
                        AND REORGANIZATION

Q.       WHAT IS THE REASON FOR THE CONVERSION AND
         REORGANIZATION?

A. First Federal Bankshares, M.H.C. does not have stockholders and has no authority to issue capital stock. As a result of the conversion and reorganization, First Federal Savings Bank of Siouxland will be structured in the form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow First Federal Savings Bank of Siouxland to become stronger. It will also raise capital to fund the acquisition of Mid-Iowa Financial Corp. It will enhance the ability of First Federal Bankshares, Inc. and First Federal Savings Bank of Siouxland to access capital markets, expand current operations, acquire other financial institutions or branch offices and diversify into other financial services to the extent allowable by applicable law and regulation.

Q.       WHAT WILL BE THE EFFECT OF THE CONVERSION AND
         REORGANIZATION?
A.       -   The conversion and reorganization will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.
         -   The officers and employees of First Federal Savings Bank of
             Siouxland will continue  in their current capacities.
         -   First Federal Bankshares, Inc. will replace First Federal
             Bankshares, M.H.C., and First Federal Savings Bank of Siouxland will become a wholly owned subsidiary of First Federal
             Bankshares, Inc.
         -   First Federal Bankshares, Inc. will be a stock corporation and will sell its common stock.
         -   First Federal Bankshares, Inc. common stock will be publicly held and will be traded on the Nasdaq National Market under the symbol
             "FFSX".
         -   The current shareholders will exchange their First Federal Savings
             Bank of Siouxland stock for the stock of First Federal Bankshares, Inc. pursuant to an exchange ratio.

Q.       WHAT IS THE RELATIONSHIP BETWEEN THE CONVERSION AND
         THE ACQUISITION OF MID-IOWA FINANCIAL CORP.?
A.       -   On August 17, 1998, First Federal Savings Bank of Siouxland
             entered into an agreement to acquire Mid-Iowa Financial Corp., and its subsidiary Mid-Iowa Savings Bank. A primary reason for converting at this time is to raise capital to fund the Mid-Iowa
             Financial acquisition. The acquisition and the conversion are interdependant transactions, and neither transaction will occur unless both of them do.


                                       7-3

                          ABOUT VOTING

Q.       WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?
A. Depositors and certain borrowers as of _____ XX, 1999, ("Voting Members") who continue to be members of First Federal Bankshares, M.H.C. as of the date of the Special Meeting of Members. Shareholders of First Federal Savings Bank of Siouxland as of _____ XX, 1999 also have the right to vote and will be mailed a separate proxy card.

Q.       HOW DO I VOTE?
A. You may vote by mailing your signed proxy card(s) in the GRAY postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.       AM I REQUIRED TO VOTE?
A. No. Members are not required to vote. However, because the conversion and reorganization will produce a fundamental change in First Federal Savings Bank of Siouxland's corporate structure, the Board of Directors encourages all members to vote.

Q.       WHY DID I RECEIVE SEVERAL PROXIES?
A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.

Q.       DOES MY VOTE FOR CONVERSION AND REORGANIZATION
         MEAN THAT I MUST BUY COMMON STOCK OF FIRST
         FEDERAL BANKSHARES, INC.?
A. No. Voting for the Plan of Conversion and Reorganization does not obligate you to buy shares of common stock of First Federal Bankshares, Inc.

Q.       I HAVE A JOINT SAVINGS ACCOUNT.  MUST BOTH PARTIES
         SIGN THE PROXY CARD?
A. Only one signature is required, but both parties should sign if possible.

Q.       WHO MUST SIGN PROXIES FOR TRUST OR CUSTODIAN
         ACCOUNTS?
A. The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.       I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED
         DEPOSITOR.  CAN I SIGN THE PROXY CARD?
A. Yes. Please indicate on the card the capacity in which you are signing the card.

                                       7-4

                                 ABOUT THE STOCK

INVESTMENT IN COMMON STOCK INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS.


Q.       WHAT ARE THE PRIORITIES OF PURCHASING THE COMMON
         STOCK?

A. The common stock of First Federal Bankshares, Inc. will be offered in the subscription offering in the following order of priority:

         - Eligible Account Holders (depositors with accounts totalling $50 or more as of September 30, 1997).

         - First Federal's employee stock benefit plans, including the Employee Stock Ownership Plan
            (ESOP).

         - Supplemental Eligible Account Holders (depositors with accounts totalling $50 or more as of December 31, 1998).

         - Other Members (depositors as of February 2, 1999 and borrowers as of February 11, 1992, whose loans continue to be outstanding as of February 2, 1999).

         Concurrently with the subscription offering, common stock that is not sold in the subscription offering will be offered to members of the general public in a community offering and then to the general public in a syndicated community offering.

Q. WILL ANY ACCOUNT I HOLD WITH FIRST FEDERAL SAVINGS BANK OF SIOUXLAND BE CONVERTED INTO STOCK?
A. No. All accounts remain as they were prior to the conversion and reorganization. As an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, you receive priority over the general public in exercising your right to subscribe for shares of common stock.

Q.       WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

A. No. Federal regulations require that the offering price of the stock be the same for everyone: customers, directors, officers, employees of First Federal Savings Bank of Siouxland and the general public.

                                       7-5

Q.       HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?
A. Not including shares to be issued to public stockholders in exchange for their shares of First Federal Savings Bank of Siouxland common stock, First Federal Bankshares, Inc. is offering for sale between 2,635,000 and 3,565,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, First Federal Bankshares, Inc. may sell up to 4,099,750 shares.

Q.       HOW MUCH STOCK CAN I PURCHASE?
A. The minimum purchase is $250 (25 shares). As more fully discussed in the Plan of Conversion and Reorganization outlined in the prospectus, the maximum purchase by any person in the subscription offering is $850,000 (85,000 shares); in the community offering and syndicated community offering, the maximum purchase by any person, including purchases by associates of such person or entity, is $850,000 (85,000 shares). In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of common stock that when combined with the shares received by such person in exchange for shares of First Federal Savings Bank of Siouxland's common stock would exceed the overall maximum purchase limitation of 85,000 shares.

Q.       HOW DO I ORDER STOCK?
A. You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any branch office of First Federal Savings Bank of Siouxland or by mail in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN." Stock order forms may not be delivered to a walk up or drive through window located at any of First Federal Savings Bank of Siouxland's branch offices.

Q.       HOW CAN I PAY FOR MY SHARES OF STOCK?
A. You can pay for the common stock by check, cash, money order or withdrawal from your deposit account at First Federal Savings Bank of Siouxland. If you choose to pay by cash, you must deliver the stock order form and payment in person to any branch office of First Federal Savings Bank of Siouxland and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.


                                       7-6

Q.       WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?
A. An executed order and certification form with the required full payment must be physically received at First Federal Savings Bank of Siouxland by 12:00 noon Central time, on _____, ______ X, 1999.

Q.       CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY IRA/QUALIFIED PLAN AT
         THE BANK?

A. Federal regulations do not permit the purchase of common stock with your existing IRA or qualified plan at First Federal Savings Bank of Siouxland. To use such funds to subscribe for common stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Conversion Center if you require additional information. Transfer of such funds takes time, so please make arrangements as soon as possible.

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY ACCOUNT TO MY STOCK REGISTRATION?
A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.

Q. WILL PAYMENTS FOR COMMON STOCK EARN INTEREST UNTIL THE CONVERSION AND REORGANIZATION CLOSES?
A. Yes. Any payments made by cash, check or money order will earn interest at First Federal Savings Bank of Siouxland's passbook rate from the date of receipt to the completion or termination of the conversion and reorganization. Withdrawals from a deposit account or a certificate of deposit at First Federal Savings Bank of Siouxland may be made without penalty to buy common stock.
         Depositors who elect to pay for their common stock by withdrawal will receive interest at the contractual rate on the account until the completion or termination of the conversion and reorganization.

Q.       WILL DIVIDENDS BE PAID ON THE STOCK?
A. First Federal Savings Bank of Siouxland currently pays a cash dividend of $0.12 per share per quarter, or $0.48 per share per year. After the Conversion and Reorganization, the Company expects to maintain this dividend rate, as adjusted for the exchange ratio in the conversion.



                               7-7

Q.       WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?
A. No. The common stock cannot be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by First Federal Savings Bank of Siouxland or its holding company.

Q.       WHERE WILL THE STOCK BE TRADED?
A. Upon completion of the conversion, First Federal Bankshares, Inc. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol "FFSX".

Q.       CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?
A.       No.  After receipt, your order may not be modified or withdrawn.

                     ADDITIONAL INFORMATION

Q.       WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?
A. First Federal Savings Bank of Siouxland's proxy statement and prospectus describes the conversion and reorganization in detail. Please read the proxy statement and prospectus carefully before
         voting or subscribing for stock.   If you have any questions after
         reading the enclosed material you may call our Conversion Center at
         (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the Conversion Center. Please note that the Conversion Center will be closed for First Federal Savings Bank of Siouxland holidays. TO ENSURE THAT EACH PURCHASER RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF __________ X, 1999 AT 12:00 NOON, CENTRAL TIME, IN ACCORDANCE WITH RULE 15c2-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR IS THE COMMON STOCK INSURED OR GUARANTEED BY FIRST FEDERAL SAVINGS BANK OF SIOUXLAND OR FIRST FEDERAL BANKSHARES, INC.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


                                       7-8

                        LOGO: FIRST FEDERAL SAVINGS BANK
                                  OF SIOUXLAND





                                Please Support Us

                                    Vote Your

                                Proxy Card Today



IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY DEPENDING UPON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.

                       [FIRST FEDERAL BANKSHARES, INC.]





                                                 ____________________, 1999





Dear Mr. Smith:

We are pleased to announce that the Boards of Directors of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. have adopted a Plan of Conversion and Reorganization whereby the First Federal Bankshares, M.H.C. will convert from a federally chartered mutual holding company to a stock corporation to be named First Federal Bankshares, Inc. Pursuant to this Plan, First Federal Bankshares Inc. will own all of the common stock held by First Federal Savings Bank of Siouxland (which is to be renamed First Federal Bank). We are converting so that First Federal Savings Bank of Siouxland will be structured in the form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow First Federal Savings Bank of Siouxland to become stronger. It will also raise capital to fund the acquisition of Mid-Iowa Financial Corp.

You are cordially invited to join members of our senior management team at an informational meeting to be held on at 7:30 P.M. to learn more about the conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Conversion Center number at (XXX) XXX-XXXX, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed for First Federal Savings Bank of Siouxland holidays.


                                                  Sincerely,


                                                  Signature
                                                  Title




THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Printed by Conversion Center)

                       [FIRST FEDERAL BANKSHARES, INC.]





                                        ____________________, 1999





Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in First Federal Bankshares, Inc.

At this time, we cannot confirm the number of shares of First Federal Bankshares, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion and Reorganization following completion of the stock offering.

If you have any questions, please call our Conversion Center at (XXX) XXX-XXXX.

                                              Sincerely,


                                              FIRST FEDERAL BANKSHARES, INC.
                                              Conversion Center



THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

(Printed by Conversion Center)

                       [FIRST FEDERAL BANKSHARES, INC.]





                                              ___________________, 1999





Dear Charter Shareholder:

We appreciate your interest in the stock offering of First Federal Bankshares, Inc. Due to the excellent response from our eligible account holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the Plan of Conversion and Reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ XX, 1999. Trading will commence on the Nasdaq National Market under the symbol "FFSX" on __________ XX, 1999. Your stock certificate will be mailed to you shortly.

We thank you for your interest in First Federal Bankshares, Inc., and welcome you as a charter shareholder.


                                             Sincerely,


                                             FIRST FEDERAL BANKSHARES, INC.
                                             Conversion Center




THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                       [ FIRST FEDERAL BANKSHARES, INC. ]





                                             ____________________, 1999





Dear Interested Investor:

We recently completed our subscription and community offerings. Unfortunately, due to the excellent response from our eligible account holders, stock was not available for our supplemental eligible account holders, other members, or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in First Federal Bankshares, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "FFSX".


                                                Sincerely,


                                                FIRST FEDERAL BANKSHARES, INC.
                                                Conversion Center



THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

(Printed by Conversion Center)

                       [ FIRST FEDERAL BANKSHARES, INC. ]





                                          ____________________, 1999





Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in First Federal Bankshares, Inc., the parent company of First Federal Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 Transfer Agent
                                     Address
                                Telephone Number

Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of First Federal Bankshares, Inc. and the employees of First Federal Savings Bank of Siouxland, I would like to thank you for supporting our offering.

                                        Sincerely,


                                        Barry E. Backhaus
                                        President, Chief Executive Officer and
                                        Chairman of the Board



THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

(Printed by Conversion Center)

                       [ FIRST FEDERAL BANKSHARES, INC. ]





                                          ____________________, 1999





Dear Interested Subscriber:

We regret to inform you that First Federal Savings Bank of Siouxland, First Federal Bankshares, M.H.C. and First Federal Bankshares, Inc., the parent company for the First Federal Savings Bank of Siouxland, have decided not to accept your order for shares of First Federal Bankshares, Inc. common stock in our community offering. This action is in accordance with our Plan of Conversion and Reorganization which gives First Federal Savings Bank of Siouxland, First Federal Bankshares, M.H.C. and First Federal Bankshares, Inc. the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned.


                                     Sincerely,


                                     FIRST FEDERAL BANKSHARES, INC.
                                     Conversion Center



(Printed by Conversion Center)

                 [ SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD ]





                                             ____________________, 1999




To Our Friends:

We are enclosing the offering material for First Federal Bankshares, Inc. in connection with the Plan of Conversion and Reorganization of First Federal Savings Bank of Siouxland and First Federal Bankshares, Inc. the mutual holding company of First Federal Savings Bank of Siouxland, into the stock holding company structure

Sandler O'Neill & Partners, L.P. is managing First Federal Savings Bank of Siouxland's subscription and community offerings, which will conclude at 12:00 noon, Central time on ___________ , 1999. Sandler O'Neill is also providing conversion agent and proxy solicitation services. In the event that all the stock is not subscribed for in the subscription and community offerings, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.


                                            Sincerely,

                                            Sandler O'Neill & Partners, L.P.




THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

(Printed by Sandler O'Neill)